Filed Pursuant to Rule 424(b)(5)

Registration Statement No.: 333-292648

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 16, 2026)

1,800,000 Common Stock

17,000,000 Pre-Funded Warrants to Purchase Shares of Common Stock

We are offering (i) 1,800,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”) at an offering price of $2.92 per Share and (ii) pre-funded warrants (“Pre-Funded Warrants”, and, together with the Common Stock, “Securities”) to purchase up to 17,000,000 shares of Common Stock, pursuant to this prospectus supplement and the accompanying base prospectus. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price of each Pre-Funded Warrant will be equal to the price per one share at which the shares of Common Stock are being sold in this offering, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “THAR.” On January 16, 2026, the last reported sales price of our Common Stock on The Nasdaq Capital Market was $2.92 per share. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, and, as such, are subject to reduced public company reporting requirements.

Investing in our Securities involves a high degree of risk. Before making any decision to invest in our Securities, you should carefully consider the information disclosed in this this prospectus supplement and the accompanying base prospectus, including the information under “Risk Factors” beginning on page S-9 of this prospectus supplement and page 10 of the accompanying base prospectus, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying base prospectus as described under the heading “Where You Can Find More Information.”

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$2.9200	$2.9199	$54,894,300
Underwriting discounts and commissions[1]	$0.1168	$0.1168	$2,195,772
Proceeds, before expenses, to us	$2.8032	$2.8031	$52,698,528

1See the section titled “Underwriting” for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock and Pre-Funded Warrants to purchasers is expected to be made on or about January 21, 2026.

Clear Street

The date of this prospectus supplement is January 20, 2026.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission, or “SEC,” or on our corporate website at www.tharimmune.com as set forth in this prospectus under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying base prospectus are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Tharimmune, Inc., a Delaware corporation, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the “SEC” on Form S-3 (File No. 333-292648) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered, and the plan of distribution. The shelf registration statement was initially filed with the SEC on January 9, 2026, and was declared effective on January 16, 2026. This document is in two parts. This first part is this prospectus supplement, which describes the specific terms of the Common Stock and Pre-Funded Warrants we are offering and also adds to and updates information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

Neither we nor the underwriter have authorized anyone to provide you with different information, and neither we nor the underwriter take responsibility for any other information others may give you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying base prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

Neither we nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We have not, and the underwriter have not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus, including information incorporated by reference herein, contain certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, the documents that we incorporate by reference herein or therein, and any related free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will,” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement include but are not limited to statements relating to:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our plan to become a Super Validator and run additional Validator on the Canton Network;

●	our need to raise substantial additional capital to fund our operation;

●	the success, cost and timing of our clinical trials;

●	our dependence on third parties in the conduct of our clinical trials;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	the impact of a health epidemic on our business, our clinical trials, our research programs, healthcare systems, or the global economy as a whole;

●	the potential that results of pre-clinical and clinical trials indicate our current product candidates or any future product candidates we may seek to develop are unsafe or ineffective;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current and future product candidates;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

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●	the possibility that a third party may claim we or our third-party licensors have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against claims against us;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing therapies and products that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets;

●	the successful development of our commercialization capabilities, including sales and marketing capabilities; and

●	general business and economic conditions, such as inflationary pressures, geopolitical conditions and other trade barriers.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus and with the understanding that our actual future results may materially differ from what we expect. Except as required by law, we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Neither the underwriter nor any of its affiliates have made or make any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein or therein or any related free writing prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company and this offering, we encourage you to read the entire prospectus supplement and the accompanying prospectus, the registration statement of which this prospectus supplement is a part, and the documents incorporated by reference into this prospectus supplement in their entirety, including the “Risk Factors” section of this prospectus supplement beginning on page S-9  and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us,” and “our” refer to Tharimmune, Inc.

Our Company

We are the first publicly traded company to leverage Canton Coin (“CC”) and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development.

Canton-centric Digital Asset Treasury Strategy

The PIPE Transaction

On November 3, 2025, we entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 25,966,048 shares of Common Stock, at an offering price of $3.075 per share (the “Per Share Cash Purchase Price”); and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cash Pre-Funded Warrant Shares”), at an offering price of the Per Share Cash Purchase Price less $0.0001 per Cash Pre-Funded Warrant Share.

On November 3, 2025, we also entered into subscription agreements (the “Cryptocurrency Subscription Agreement”, and together with the Cash Subscription Agreements, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “PIPE Transaction”) pre-funded warrants (the “Crypto Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “November Pre-Funded Warrants”) to purchase shares of Common Stock (the “Crypto Pre-Funded Warrant Shares” and together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”), at an offering price. In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered Canton Coin to the Company as consideration for the November Pre-Funded Warrants. We issued a total of 151,456,115 pre-funded warrants in the PIPE Transaction.

Each of the November Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.0001 per November Pre-Funded Warrant Share. The Cash Pre-Funded Warrants are immediately exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein. The Crypto Pre-Funded Warrants will become exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein, upon receipt of shareholder approval. If shareholder approval has not been obtained by May 13, 2026, the Company will, subject to applicable laws, redeem the outstanding Crypto Pre-Funded Warrants, with the redemption amount paid in Canton Coin.

The PIPE Transaction closed on November 6, 2025. The PIPE Transaction resulted in total gross proceeds of approximately $545 million before transaction fees and expenses. The following amounts from the proceeds of the PIPE Transaction have been allocated for use of the Company’s continued historical business operations, including historical management’s compensation: (i) all cash of the Company from immediately preceding the closing up to $6 million and (ii) $6 million from the proceeds of closing. The balance of the offering proceeds will be used to pay transaction expenses and to acquire CC and implement and execute a CC treasury strategy. The Company intends to operate as a Super Validator and run additional Validators on the Canton Network as a mechanism to obtain additional Canton Coin. A “Super Validator” is a network operator that runs a multi-component node consisting of a Validator (as defined below) and a Canton synchronizer node. A “Validator” is a Canton participant node with the Canton Coin application installed. Super Validators validate every Canton Coin transfer, provide essential services such as the name service, and support other applications within the Canton Coin ecosystem. Super Validators make all Canton Coin data publicly available. Validators do not by default load, validate and serve all public Canton Coin data. They participate only in transactions to which their hosted users are parties.

Our Digital Asset Treasury Strategy

We believe that the Canton Network’s blockchain technology is transforming the future of global finance, connecting some of the world’s most trusted institutions on a single, secure, and interoperable blockchain. With trillions in assets on the chain and the support of leading institutions, the Canton Network delivers real-world performance, privacy, and atomic settlements. Our strategic digital asset reserve of CC reflects our conviction in the potential of the Canton Network to drive efficiency, transparency, and resiliency in global markets.

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Canton Network is a public, permissionless blockchain with privacy proven to work at institutional scale. Unlike traditional public blockchains, Canton operates as a “network of networks,” where independently governed applications interoperate securely through decentralized public infrastructure called the Global Synchronizer. Major institutions, fintechs and a fast-growing builder community create applications on Canton to transact and synchronize assets and data atomically, 24/7, with highly configurable privacy. Today, applications running on Canton enable cross-market settlement and asset mobility without compromising confidentiality and process more than $6 trillion in tokenized real-world assets, including over $350 billion in daily U.S. Treasury repo. The Global Synchronizer is independently stewarded by the neutral Canton Foundation, which facilitates open governance, covering protocol oversight and improvement proposals.

Canton’s protocol implements ‘proof-of-stakeholder’ validation which, unlike traditional proof-of-stake networks, ensures that only the parties to a transaction can see and validate it. The Global Synchronizer uses Byzantine Fault Tolerant consensus to time-order cross-application transactions, keep participants in sync and prevent conflicts. It doesn’t replicate and broadcast all data globally; it coordinates proofs between participants, ensuring everyone reaches the same outcome, while always preserving privacy. CC is the native utility token of the network, used to pay traffic fees for the Global Synchronizer, and to reward those who contribute measurable utility to the ecosystem. Every coin in circulation is earned through network participation only. Such participation includes participation as application providers building high utility apps, users driving activity and infrastructure operators. CC’s fair-launch and incentive alignment across the network anchors the token in real-world transactions and utility over speculation.

CC supply follows a declining issuance curve designed to reward early contributors while trending toward long-term sustainability. CC issuance started high to bootstrap participation and app development, then halves periodically (with the next halving in January 2026) to balance inflation and burn. The share of new CC issuances is now shifting from favoring Super Validators (those who operate network infrastructure) to applications and Validators. Unlike other networks, approximately two-thirds of total supply over the first 10 years is available as rewards for application providers and Validators, with approximately a third to Super Validators.

CC follows a burn-and-mint equilibrium model that ties supply to verified network activity rather than fixed inflation or pre-minted reserves. It provides a dynamic balance between fixed, dollar-denominated fees, and a floating CC market price against a known issuance curve. Fees are fixed in $ terms, with users paying a set $ / MB for transactions that use the Global Synchronizer. The quantity of CC burned depends on market price: Users pay for network fees by burning the $USD equivalent of CC amount at the onchain conversion rate. If the price is too high relative to onchain activity, then mint exceeds burn (net inflation), creating downward pressure on price. If price is too low relative to activity, then burn exceeds mint (net deflation), creating upward pressure on price. Over time, the system seeks an equilibrium where long-run net supply change approaches zero. Because equilibrium can occur at different price/ activity combinations, the ultimate total CC supply is not predetermined. This mechanism ensures that Canton’s token economy remains sustainable and utility-aligned, with disciplined supply growth tied directly to real network activity.

Our Canton digital asset strategy was adopted by us as part of our broader strategy to enhance our platform with capital efficiency, to diversify treasury management practices, and engage with emerging financial technologies. In addition, we intend to execute a diverse strategy that, along with CC acquisition via capital markets activities, includes generation of CC rewards by applying to be a Super Validator and investing in the development of applications on the Canton Network that drive institutional utility, scalability and adoption across capital markets.

Our adoption of a digital asset treasury strategy is not expected to materially alter our day-to-day operations, which remain focused on developing a portfolio of therapeutic candidates for inflammation and immunology. The strategy is designed to supplement our capital allocation framework by integrating a forward-looking, technology-driven approach to treasury management. Over time, participation in the Canton Network may offer strategic advantages for product development and global expansion.

ATM Program

On November 6, 2025, the Company entered into an ATM Sales Agreement (the “Sales Agreement”), by and among the Company, Clear Street LLC (“Clear Street”) and President Street Global, LLC (“President Street”, and with Clear Street, each an “Agent”) in relation to the offer and sale of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $64,910,161 (the “ATM Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) as defined in Rule 415 under the Securities Act (the “ATM Program”). On December 3, 2025, President Street provided a notice pursuant to the Sales Agreement to terminate its role as an Agent.

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Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agent may sell the ATM Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell the ATM Shares through the Agent in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Agent has an obligation to sell any of the ATM Shares in the ATM Offering. No assurance can be given that the Company will sell any ATM Shares under the Sales Agreement, or, if it does, as to the price or the amount of ATM Shares that it sells or the dates when such sales will take place. The Company or the Agent may suspend or terminate the ATM Offering upon notice to the other parties and subject to other conditions. The Agent will use commercially reasonable efforts to effect the sales consistent with their normal trading and sales practices.

The Company has agreed to pay the Agent’s commissions for its respective services in acting as Agent in the sale of the ATM Shares in the amount of up to 3.0% of the aggregate gross proceeds it receives from the sale of the ATM Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agent with customary indemnification and contribution rights. As of January 16, 2026, the Company received $7,147,829 in gross offering proceeds pursuant to the ATM Program.

Advisory Agreement

On December 3, 2025, the Company entered into a letter agreement with President Street (as amended on January 15, 2026), pursuant to which it agreed to pay President Street an advisory fee of $850,000 in aggregate.

Therapeutic Candidate Developments

In addition to being a Canton-centric digital asset treasury company, we also develop therapeutic candidates in immunology and inflammation with high unmet need. On November 3, 2023, Tharimmune entered into a patent license agreement (the “Avior License Agreement”) with Avior Inc. d/b/a Avior Bio, LLC (“Avior”). With respect to TH104, we originally intended to first seek approval for the treatment of moderate-to-severe chronic pruritus in patients with primary biliary cholangitis (“PBC”). In parallel to this strategy, we engaged and received positive feedback in March 2025 from the FDA regarding the additional proposed indication of temporary prophylaxis of respiratory and/or nervous system depression in military personnel and chemical incident responders entering an area contaminated with high-potency opioids (“PrHPO”).

On September 11, 2024, we entered into a Patent License Agreement (the “Intract Agreement”) with Intract Pharma Limited (“Intract”), pursuant to which, we exclusively licensed INT-023/TH023, an oral anti-Tumor Necrosis Factor-alpha (TNF-α) monoclonal antibody infliximab. Infliximab is a purified, recombinant DNA-derived chimeric IgG monoclonal antibody protein that contains both murine and human components that inhibit tumor TNF-α. Under the terms of the Intract Agreement, we licensed global development and commercialization rights (outside of South Korea) to Intract’s Soteria® and Phloral® delivery platform along with an existing supply agreement for infliximab to be used in the oral product development program.

We are also developing an early-stage pipeline of novel therapeutic candidates targeting validated high value immuno-oncology (“IO”) targets including human epidermal growth factor (“EGF”) receptor 2 (“HER2”), human EGF receptor 3 (“HER3”) and programmed cell death protein 1 (“PD-1”). We are developing antibodies including bispecific antibodies, antibody drug conjugates (“ADCs”) and small molecular weight bovine-derived “knob” domains which have the potential to target and bind more tightly to “undruggable” epitopes better than full sized antibodies. We are advancing HS1940, a bispecific biologic against both PD-1 and vascular endothelial growth receptor (“VEGF”) antibody which targets both receptors.

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Management Changes

In connection with entry into the PIPE Transaction and adoption of the Digital Asset Treasury Strategy, Sireesh Appajosyula resigned as Chief Executive Officer. The Board of Directors of the Company appointed Mark Wendland as Chief Executive Officer and Mark Toomey as President, effective as of November 6, 2025, to oversee our Digital Asset Treasury Strategy. In addition, in connection with the PIPE Transaction, on November 6, 2025, Nancy Davis and Sanam Parikh resigned as members of the Board of Directors and Mr. Wendland was appointed to serve as Director. On December 10, 2025, the Board of Directors appointed Jacob Asbury as Chief Financial Officer of the Company, and Mr. Sireesh Appajosyula resigned as Interim Chief Financial Officer and will continue with the Company as Director and Chief Executive Officer of Gravitas Life Sciences, Inc., a subsidiary of the Company.

Shareholders Meeting

On January 17, 2026, the Company filed a definitive proxy statement with the SEC in connection with its special shareholders meeting to be held on January 30, 2026, at 10:00 a.m. Eastern Time. At the meeting, shareholders will be asked to approve (i) the election of two directors to the Board of Directors; (ii) the issuance of shares upon the exercise of warrants issued to certain strategic advisors; (iii) the issuance Crypto Pre-Funded Warrant Shares; (iv) the issuance of restrictive share units to certain advisor; and (v) an amendment to the Company’s Amended and Restated 2023 Omnibus Equity Incentive Plan to increase the share reserve.

On January 9, 2026, the Company was notified by the Nasdaq Stock Market regarding its noncompliance with Nasdaq Listing Rule 5605 (“Rule 5605”), which requires, among other things, that a majority of the Board of Directors of the Company be comprised of independent directors. The Company expects to cure this non-compliance after the special meeting of shareholders on January 30, 2026.

Corporate Information

Our principal executive offices are located at 34 Shrewsbury Avenue, Red Bank, NJ 07701 and our telephone number at that address is (732) 889-3111. We maintain a corporate website at www.tharimmune.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of Common Stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to a registration statement under the Securities Act.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

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The Offering

Common Stock offered by us	1,800,000 shares of our Common Stock

Pre-Funded Warrants Offered by us

We are also offering Pre-Funded Warrants to purchase up to 17,000,000 shares of Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire, subject to an ownership limitation. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities We Are Offering – Pre-Funded Warrants” for a more detailed discussion on the terms of the Pre-Funded Warrants.

This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants.

Common Stock outstanding before this offering(1)	37,729,847 shares of Common Stock

Common Stock outstanding after this offering(1)	56,529,847 shares of Common Stock (assumes the exercise of all Pre-Funded Warrants sold in this offering)

Use of proceeds	We intend to use the net proceeds from this offering primarily for continued expansion and development of its Canton-centric digital asset treasury strategy, as well as with working capital for general corporate purposes. Please see the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement for a more detailed discussion.

Risk factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, and under similar headings in other documents field after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Dividend policy	We have never declared or paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends in the foreseeable future.

National securities exchange listing	Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “THAR.” We do not intend to apply for listing of the Pre-Funded Warrants on the Nasdaq Capital Market, any securities exchange or any nationally recognized trading system.

(1) The number of shares of our Common Stock to be outstanding after the offering is based on 37,729,847 shares of Common Stock outstanding as of January 17, 2026 and excludes, as of that date, the following:

●	657,042 shares of Common Stock issuable upon exercise of options outstanding at a weighted average exercise price of $4.21 per share under the Company’s option plans;

●	1,102,671 shares of Common Stock reserved for future issuance under the 2023 Stock Incentive Plan;

●	2,986,197 shares of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $2.45 per share;

●	151,456,115 shares issuable upon exercise of the November Pre-Funded Warrants.

In addition, the number of shares of our Common Stock to be outstanding immediately after this offering as shown above does not include the $57,762,332 of shares of our Common Stock that remain available for sale at January 13, 2026 under the Sales Agreement with Clear Street LLC, dated November 6, 2025. Between January 13, 2026 and the date of this prospectus supplement, we have not sold any shares of our Common Stock under the Sales Agreement.

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RISK FACTORS

Investing in our Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 10-K and most recent Quarterly 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our Securities.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. See “Cautionary Note Concerning Forward-Looking Statements” for more information.

Risks Relating to This Offering

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase in the offering.

The offering price per share of Common Stock and Pre-Funded Warrants in this offering may exceed the net tangible book value per share of our outstanding Common Stock. Based on the offering price of $2.92 per share of Common Stock and $2.9199 per Pre-Funded Warrant, and after underwriting commissions and discounts and estimated offering expenses payable by us, you will experience immediate decrease in valuation of 22% per share of Common Stock, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” on page S-15 below  for a more detailed illustration of the dilution you may incur if you participate in this offering.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investments.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The net proceeds from this offering are expected to provide the Company with additional growth capital for the continued expansion and development of its Canton-centric digital asset treasury strategy, as well as with working capital for general corporate purposes. The failure by our management to apply these funds effectively could harm our business.

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Sales of a substantial number of shares of our Common Stock by our existing stockholders in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur could significantly reduce the market price of our Common Stock and impair our ability to raise adequate capital through the sale of additional equity securities.

A substantial amount of shares of our Common Stock that are either subject to outstanding options, warrants or other rights or reserved for future issuance under our employee benefit plans will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, exercise limitations, and Rule 144 and Rule 701 under the Securities Act. If these additional shares of Common Stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Common Stock could decline.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no existing trading market for the Pre-Funded Warrants and there can be no assurance that a liquid market will develop or be maintained for the Pre-Funded Warrants, or that you will be able to sell any of the Pre-Funded Warrants at a particular time (if at all). In addition, we do not intend to apply for listing of the Pre-Funded Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We will not receive a significant amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable for $0.0001 per share of Common Stock underlying such warrant, which may be paid by way of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we will not receive a significant amount of additional funds upon the exercise of the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants will have no rights as stockholders until such holders exercise their Pre-Funded Warrants and acquire shares of our Common Stock.

Until holders of the Pre-Funded Warrants exercise their Pre-Funded Warrants and acquire shares of our Common Stock, such holders will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial owners of our Common Stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or such other specified percentage of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and subject to such holder’s rights under the Pre-Funded Warrants to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $52.7 million from the issuance and sale of shares of Common Stock and Pre-Funded Warrants offered by us in this offering, before deducting underwriting discounts and commissions and offering expenses payable by the Company.

The offering will provide the Company with additional growth capital for the continued expansion and development of its Canton-centric digital asset treasury strategy, as well as with working capital for general corporate purposes.

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DIVIDEND POLICY

We have not declared or paid cash dividends on our Common Stock since our inception. Even if our board of directors (the “Board”) decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

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DESCRIPTION OF THE COMMON STOCK

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference.

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DESCRIPTION OF PRE-FUNDED WARRANTS

The following summary of certain material terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Term

The Pre-Funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-Funded Warrants are exercisable at any time until they are fully exercised. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. The holder of the Pre-Funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Pre-Funded Warrants in shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitations

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%.

Exercise Price

The exercise price of our shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants is $0.0001 per share. The exercise price of the Pre-Funded Warrants and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock), the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until such holder exercises the Pre-Funded Warrant.

S-14

DILUTION

If you invest in our Common Stock or Pre-Funded Warrants in this offering, your interest will be diluted to the extent of the difference between the offering price per share of Common Stock or Pre-Funded Warrants and the as adjusted net tangible book value per share of our Common Stock after this offering.

As of September 30, 2025, our net tangible book value was $6,154,827, or $0.85 per share, based on 7,207,341 shares outstanding. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of our common stock outstanding as of September 30, 2025.

After giving effect to the issuance and sale in this offering by us of (i) 1,800,000 shares of Common Stock at the offering price of $2.92 per share and (ii) Pre-Funded Warrants to purchase 17,000,000 shares of Common Stock at the offering price of $2.92 per Pre-Funded Warrant (which equals the price per share at which the shares of Common Stock are being sold in this offering, minus the $0.0001 per share exercise price of each such Pre-Funded Warrant) after deducting underwriting discounts and commissions and estimated offering expenses payable by us and excluding proceeds, if any, from the exercise of the Pre-Funded Warrants issued pursuant to this offering, our as adjusted net tangible book value as of September 30, 2025 would have been $58,854,987, or $2.26 per share. This represents an immediate increase of net tangible book value of $1.41 per share to our existing stockholders and an immediate dilution of $0.66 per share to new investors purchasing our Common Stock and Pre-Funded Warrants in this offering.

Public offering price per share		$2.92
Net tangible book value per share as of September 30, 2025	$0.85
Increase in net tangible book value per share attributable to investors participating in this offering	$1.41
As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		2.26
Dilution per share to investors participating in this offering		$0.66

The foregoing tables and calculations (other than net tangible book value calculations) are based on 7,207,341 shares of our Common Stock outstanding as of September 30, 2025. The number of shares outstanding as of September 30, 2025 excludes:

●	607,042 shares of Common Stock issuable upon exercise of options outstanding at a weighted average exercise price of $3.95 per share under the Company’s option plans;
●	145,273 shares of Common Stock reserved for future issuance under the 2023 Stock Incentive Plan;
●	5,014,943 shares of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $2.10 per share;
●	408,595 shares of Common Stock issuable upon exercise of pre-funded warrants outstanding at a weighted average exercise price of $0.001 per share; and

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of outstanding options, warrants or the Pre-Funded Warrants offered herein and (ii) no exercise of the outstanding options or warrants or settlement of the outstanding restricted stock units referred to above.

To the extent that outstanding options, Pre-Funded Warrants or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

In addition, the number of shares of our Common Stock to be outstanding immediately after this offering as shown above does not include the $57,762,332 shares of our Common Stock that remain available for sale at January 13, 2026 under the Sales Agreement. Between January 13, 2026 and the date of this prospectus supplement, we have not sold any shares of our Common Stock under the Sales Agreement.

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UNDERWRITING

We and the underwriter named below have entered into an underwriting agreement with respect to the securities being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares of Common Stock and Pre-Funded Warrants indicated in the following table.

	Number of Shares	Number of Pre-Funded Warrants
Clear Street LLC	1,800,000	17,000,000
Total	1,800,000	17,000,000

The underwriter is committed to take and pay for all of the securities being offered, if any are taken.

The following table shows the per share of Common Stock, per Pre-Funded Warrant and total underwriting discounts and commissions to be paid to the underwriter by us.

	Per Share	Per Pre-Funded Warrant
Public offering price	$2.92	$2.9199
Underwriting discounts and commissions	$0.1168	$0.1168
Proceeds, before expenses, to us	$2.8032	$2.8031

The underwriter is committed to take and pay for all of the securities being offered, if any are taken.

Shares sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $0.1168 per share from the public offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriter. The underwriter has not been engaged to act as warrant agent for the Pre-Funded Warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our Common Stock upon the exercise of the Pre-Funded Warrants.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $200,000.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

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In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C. in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

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Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

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Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Lock-up Agreements

Company

During the period commencing on and including the date hereof and ending on and including the sixtieth (60th) day following the date of this Agreement (the “Company Lock-Up Period”) the Company will not, without the prior written consent of the underwriter (which consent may be withheld at the sole discretion of the underwriter), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (collectively, “Covered Securities”) (other than is contemplated by this Agreement with respect to the Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (a) issue Covered Securities pursuant to any director or employee stock option or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (b) issue shares of Common Stock pursuant to the conversion, exercise or exchange of any other Covered Securities, which Covered Securities are outstanding on the date hereof and described in the General Disclosure Package (including any such securities issued pursuant to an Exempt Plan); and (c) file a registration statement on Form S-8 or any successor form thereto. The Company will direct its transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by the Company Lock-Up Agreement.

S-19

Listing

Our Common Stock is listed on Nasdaq under the symbol “THAR”. We do not intend to list the Pre-Funded Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Short Sales and Stabilizing Transactions

In connection with the offering, the underwriter may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares then it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter may cover any covered short position by purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market.

“Naked” short sales are any short sales that create a short position. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriter in the open market prior to the closing of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its accounts, may have the effect of preventing or retarding a decline in the market price of our Common Stock, and may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Other Activities and Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company. Its mailing address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119 and its telephone number is 800-785-7782.

S-20

LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Reed Smith LLP, New York, NY. Clear Street is being represented in connection with this offering by Paul Hastings LLP.

EXPERTS

Our consolidated financial statements of as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements, and other information with the SEC using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The SEC maintains a web site that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.tharimmune.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. This prospectus supplement omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered under this prospectus supplement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Incorporation by Reference

We are “incorporating by reference” in this prospectus supplement and the accompanying base prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying base prospectus will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025;
●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 12, 2025;
●	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 14, 2025;
●	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 12, 2025;
●	The Company’s Current Reports on Form 8-K filed with the SEC on March 11, 2024, February 27, 2025, April 4, 2025, April 10, 2025, April 25, 2025, April 28, 2025, May 9, 2025, June 10, 2025, June 11, 2025, June 16, 2025, June 20, 2025, June 24, 2025, July 28, 2025, July 31, 2025, August 7, 2025, August 26, 2025, August 26, 2025 (8-K/A), September 5, 2025, September 5, 2025, September 8, 2025, October 6, 2025, October 9, 2025, October 10, 2025, November 3, 2025, November 5, 2025, November 6, 2025, November 7, 2025, November 10, 2025, December 12, 2025, and January 15, 2026 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);
●	The Company’s definitive proxy statement on Schedule 14A for the Company’s special meeting of stockholders filed with the SEC on January 16, 2026;
●	The Company’s definitive proxy statement on Schedule 14A for a Company’s special meeting of stockholders filed with the SEC on September 18, 2025;
●	The Company’s definitive proxy statement on Schedule 14A for the Company’s annual meeting of stockholders filed with the SEC on April 30, 2025.
●	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A (File No. 001-41210) filed with the SEC on January 10, 2022, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded, or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Tharimmune, Inc.

34 Shrewsbury Avenue Suite 1C

Red Bank, NJ 07701

Telephone: (732) 889-3111

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and any accompanying prospectus supplement and the information on our website is not a part of this prospectus supplement and is not incorporated by reference.

S-22

Tharimmune, Inc.

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

Units

We may offer and sell, from time to time in one or more offerings, up to $2,000,000,000 in the aggregate of any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “THAR.” On [•], 2026, the last reported sale price of our common stock was $[•] per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Tharimmune, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY

Overview

We are the first publicly traded company to leverage Canton Coin (“CC”) and support the Canton Network to advance institutional blockchain adoption and the digitization of the financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development.

Canton-centric Digital Asset Treasury Strategy

The PIPE Transaction

On November 3, 2025, we entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 25,966,048 shares of common stock, at an offering price of $3.075 per Cash Share (the “Per Share Cash Purchase Price”); and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of common stock (the “Cash Pre-Funded Warrant Shares”), at an offering price of the Per Share Cash Purchase Price less $0.0001 per Cash Pre-Funded Warrant Share.

On November 3, 2025, we also entered into subscription agreements (the “Cryptocurrency Subscription Agreement”, and together with the Cash Subscription Agreement, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “PIPE Transaction”) pre-funded warrants (the “Crypto Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of common stock (the “Crypto Pre-Funded Warrant Shares” and together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”). In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered Canton Coin to the Company as consideration for the Pre-Funded Warrants. We issued a total of 151,456,115 Pre-Funded Warrants in the PIPE Transaction.

Each of the Pre-Funded Warrants is exercisable for one share of common stock at the exercise price of $0.0001 per Pre-Funded Warrant Share. The Cash Pre-Funded Warrants are immediately exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein. The Crypto Pre-Funded Warrants will become exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein, upon receipt of shareholder approval. If shareholder approval has not been obtained by May 13, 2026, the Company will, subject to applicable laws, redeem the outstanding Crypto Pre-Funded Warrants, with the redemption amount paid in Canton Coin.

The PIPE Transaction closed on November 6, 2025. The PIPE Transaction resulted in total gross proceeds of approximately $545 million before transaction fees and expenses. The following amounts from the proceeds of the PIPE Transaction will be allocated for use of the Company’s continued historical business operations, including existing management’s compensation: (i) all cash of the Company from immediately preceding the closing up to $6 million and (ii) $6 million from the proceeds of closing. The balance of the offering proceeds will be used to pay transaction expenses and to acquire CC and implement and execute a CC treasury strategy. The Company intends to operate as a Super Validator and run additional Validators on the Canton Network as a mechanism to obtain additional Canton Coin.

Canton-centric Digital Asset Treasury Strategy

We believe that the Canton Network’s blockchain technology is transforming the future of global finance, connecting some of the world’s most trusted institutions on a single, secure, and interoperable blockchain. With trillions in assets on the chain and the support of leading institutions, the Canton Network delivers real-world performance, privacy, and atomic settlements. Our strategic digital asset reserve of Canton Coin (“CC”), a utility token used to support interoperability and settlement across the Canton Network, reflects our conviction in the potential of the Canton Network to drive efficiency, transparency, and resiliency in global markets

Canton Network is a public, permissionless blockchain with privacy proven to work at institutional scale. Unlike traditional public blockchains, Canton operates as a “network of networks,” where independently governed applications interoperate securely through decentralized public infrastructure called the Global Synchronizer. Major institutions, fintechs and a fast-growing builder community create applications on Canton to transact and synchronize assets and data atomically, 24/7, with highly configurable privacy. Today, applications running on Canton enable cross-market settlement and asset mobility without compromising confidentiality and process more than $6 trillion in tokenized real-world assets, including over $350 billion in daily U.S. Treasury repo. The Global Synchronizer is independently stewarded by the neutral Canton Foundation, which facilitates open governance, covering protocol oversight and improvement proposals.

Canton’s protocol implements “proof-of-stakeholder” validation which, unlike traditional proof-of-stake networks, ensures that only the parties to a transaction can see and validate it. The Global Synchronizer uses Byzantine Fault Tolerant consensus to time-order cross-application transactions, keep participants in sync and prevent conflicts. It doesn’t replicate and broadcast all data globally; it coordinates proofs between participants, ensuring everyone reaches the same outcome, while always preserving privacy. CC is the native utility token of the network, used to pay traffic fees for the Global Synchronizer, and to reward those who contribute measurable utility to the ecosystem. Every coin in circulation is earned through network participation only. Such participation includes participation as application providers building high utility apps, users driving activity and infrastructure operators. CC’s fair-launch and incentive alignment across the network anchors the token in real-world transactions and utility over speculation.

CC supply follows a declining issuance curve designed to reward early contributors while trending toward long-term sustainability. CC issuance started high to bootstrap participation and app development, then halves periodically (with the next halving in January 2026) to balance inflation and burn. The share of new CC issuances is now shifting from favoring Super Validators (those who operate network infrastructure) to applications and Validators. Unlike other networks, approximately two-thirds of total supply over the first 10 years is available as rewards for application providers and Validators, with approximately a third to Super Validators.

CC follows a burn-and-mint equilibrium model that ties supply to verified network activity rather than fixed inflation or pre-minted reserves. It provides a dynamic balance between fixed, dollar-denominated fees, and a floating CC market price against a known issuance curve. Fees are fixed in $ terms, with users paying a set $ / MB for transactions that use the Global Synchronizer. The quantity of CC burned depends on market price: Users pay for network fees by burning the $USD equivalent of the CC amount at the onchain conversion rate. If the price is too high relative to onchain activity, then mint exceeds burn (net inflation), creating downward pressure on price. If price is too low relative to activity, then burn exceeds mint (net deflation), creating upward pressure on price. Over time, the system seeks an equilibrium where long-run net supply change approaches zero. Because equilibrium can occur at different price/ activity combinations, the ultimate total CC supply is not predetermined. This mechanism ensures that Canton’s token economy remains sustainable and utility-aligned, with disciplined supply growth tied directly to real network activity.

Our Canton digital asset strategy was adopted by us as part of our broader strategy to enhance our platform with capital efficiency, to diversify treasury management practices, and engage with emerging financial technologies. In addition, we intend to execute a diverse strategy that, along with CC acquisition via capital markets activities, includes generation of CC rewards by applying to be a Super Validator and investing in the development of applications on the Canton Network that drive institutional utility, scalability and adoption across capital markets.

Our adoption of a digital asset treasury strategy is not expected to materially alter our day-to-day operations, which remain focused on developing a portfolio of therapeutic candidates for inflammation and immunology. The strategy is designed to supplement our capital allocation framework by integrating a forward-looking, technology-driven approach to treasury management. Over time, participation in the Canton Network may offer strategic advantages for product development and global expansion.

As we implement our digital asset treasury strategy, we expect our it impact our financial results and the market price of our listed securities. Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our digital assets holdings.

ATM Program

On November 6, 2025, the Company entered into an ATM Sales Agreement (the “Sales Agreement”), by and among the Company, Clear Street LLC (“Clear Street”) and President Street Global, LLC (“President Street”, and with Clear Street, each an “Agent”) in relation to the offer and sale of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $64,910,161 (the “ATM Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) as defined in Rule 415 under the Securities Act (the “ATM Program”). On December 3, 2025, President Street provided a notice pursuant to the Sales Agreement to terminate its role as an Agent.

Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agent may sell the ATM Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell the ATM Shares through the Agent in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Agent has an obligation to sell any of the ATM Shares in the ATM Offering. No assurance can be given that the Company will sell any ATM Shares under the Sales Agreement, or, if it does, as to the price or the amount of ATM Shares that it sells or the dates when such sales will take place. The Company or the Agent may suspend or terminate the ATM Offering upon notice to the other parties and subject to other conditions. The Agent will use commercially reasonable efforts to effect the sales consistent with their normal trading and sales practices.

The Company has agreed to pay the Agent’s commissions for its respective services in acting as Agent in the sale of the ATM Shares in the amount of up to 3.0% of the aggregate gross proceeds it receives from the sale of the ATM Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agent with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agent in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

Advisory Agreement

On December 3, 2025, the Company entered into a letter agreement with President Street, pursuant to which it agreed to pay President Street an advisory fee in the amount of $1,000,000 in two installments: $500,000 upon the Company’s first submission of a sales notice and $500,000 within five business days after the Company has sold an aggregate of $50,000,000 of shares pursuant to the Sales Agreement.

Therapeutic Candidate Developments

In addition to being a Canton-centric digital asset treasury company, we also develop therapeutic candidates in immunology and inflammation with high unmet need. On November 3, 2023, we entered into a patent license agreement (the “Avior License Agreement”) with Avior Inc. d/b/a Avior Bio, LLC (“Avior”). With respect to TH104, we originally intended to first seek approval for the treatment of moderate-to-severe chronic pruritus in patients with primary biliary cholangitis (“PBC”). In parallel to this strategy, we engaged and received positive feedback in March 2025 from the FDA regarding the additional proposed indication of temporary prophylaxis of respiratory and/or nervous system depression in military personnel and chemical incident responders entering an area contaminated with high-potency opioids (“PrHPO”).

On September 11, 2024, we entered into a Patent License Agreement (the “Intract Agreement”) with Intract Pharma Limited (“Intract”), pursuant to which, we exclusively licensed INT-023/TH023, an oral anti-Tumor Necrosis Factor-alpha (TNF-α) monoclonal antibody infliximab. Infliximab is a purified, recombinant DNA-derived chimeric IgG monoclonal antibody protein that contains both murine and human components that inhibit tumor TNF-α. Under the terms of the Intract Agreement, we licensed global development and commercialization rights (outside of South Korea) to Intract’s Soteria® and Phloral® delivery platform along with an existing supply agreement for infliximab to be used in the oral product development program.

We are also developing an early-stage pipeline of novel therapeutic candidates targeting validated high value immuno-oncology (“IO”) targets including human epidermal growth factor (“EGF”) receptor 2 (“HER2”), human EGF receptor 3 (“HER3”) and programmed cell death protein 1 (“PD-1”). We are developing antibodies including bispecific antibodies, antibody drug conjugates (“ADCs”) and small molecular weight bovine-derived “knob” domains which have the potential to target and bind more tightly to “undruggable” epitopes better than full-sized antibodies. We are advancing HS1940, a bispecific biologic against both PD-1 and vascular endothelial growth receptor (“VEGF”) antibody which targets both receptors.

Management Changes

In connection with entry into the PIPE Transaction and adoption of the digital asset treasury strategy, Sireesh Appajosyula resigned as Chief Executive Officer, and continues with the Company as the Interim Chief Financial Officer and the Chief Executive Officer of Gravitas Life Sciences, Inc., a subsidiary of the Company. The Board of Directors of the Company appointed Mark Wendland as Chief Executive Officer and Mark Toomey as President, effective as of November 6, 2025, to oversee our digital asset treasury strategy. On November 6, 2025, Nancy Davis and Sanam Parikh resigned as members of the Board of Directors and Mr. Wendland was appointed to serve as Director. In addition, on December 10, 2025, Mr. Appajosyula resigned as the Interim Chief Financial Officer, and the Board of Directors of the Company appointed Jacob Asbury as the Chief Financial Officer.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, and /or warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exchange or sinking fund terms, if any;
●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 1,000,000,000 shares of common stock, par value $0.0001 per share. As of January 6, 2026, 37,386,114 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share held on all matters submitted to a vote of our stockholders. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding.

Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. The indentures do not limit the amount of securities that may be issued under them and provide that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. The forms of senior and subordinated indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Rights

We may offer rights to purchase our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities. These rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. Our Board of Directors will determine the terms of the rights. This prospectus contains only general terms and provisions of the rights. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete agreements that contain the terms of the rights. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until December 31, 2027, which is the last day of our fiscal year following the fifth anniversary of the completion of the our initial public offering. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt during the previous three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We are also a “smaller reporting company.” If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited consolidated financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

Our principal executive offices are located at 34 Shrewsbury Avenue, Suite 1C, Red Bank, NJ 07701 and our telephone number at that address is (732) 889-3111. We maintain a corporate website at www.tharimmune.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2025 and in subsequent filings, which are incorporated by reference into this prospectus, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2024 under the headings “Risk Factors” and “Business,” in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2025 under the heading “Risk Factors,” and in subsequent filings, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the implementation of our digital asset treasury strategy, development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of January 6, 2026, there were 37,386,114 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

We are authorized to issue up to a total of 1,000,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of common stock issued upon the exercise of common stock warrants or subscription rights, if any.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of thirty-three and one-third percent (33 and 1/3%) in voting power of the stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

●	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum;

●	provide that special meetings of our stockholders may be called by our Board of Directors, our Chief Executive Officer, or our President (in the absence of a Chief Executive Officer), the Chairman of our Board of Directors or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting; and

●	provide advance notice requirements for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “THAR.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Pacific Stock Transfer Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;
●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
●	the number or a formula for the determination of the number of the rights issued to each stockholder;
●	the extent to which the rights are transferable;
●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;
●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
●	the terms of any rights to redeem or call the rights;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the rights;
●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
●	if applicable, a discussion of material U.S. Federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Reed Smith LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Rosenberg Rich Baker Berman P.A., independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), and have been incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.tharimmune.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 34 Shrewsbury Avenue, Suite 1C Red Bank, NJ 07701, (732) 889-3111.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and any accompanying prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025 (the “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 12, 2025, August 14, 2025, and November 12, 2025 respectively;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 27, 2025, April 4, 2025, April 10, 2025, April 25, 2025, April 28, 2025, May 9, 2025, June 10, 2025, June 11, 2025, June 16, 2025, June 20, 2025, June 24, 2025, July 28, 2025, July 31, 2025, August 7, 2025, August 26, 2025, September 5, 2025, September 8, 2025, October 6, 2025, October 9, 2025, October 10, 2025, November 3, 2025, November 5, 2025, November 6, 2025, November 7, 2025, November 10, 2025 and December 12, 2025 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC;

●	our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 30, 2025, as amended on May 2, 2025; and

●	our preliminary Proxy Statement on Schedule 14A for our 2026 Special Meeting of Stockholders, filed with the SEC on December 16, 2025, as amended on January 6, 2026; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 2022, including any amendments or reports filed with the SEC for the purposes of updating such description, including the description of our common stock in Exhibit 4.3 of the Annual Report.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Tharimmune, Inc., 34 Shrewsbury Avenue, Suite 1C Red Bank, NJ 07701, (732) 889-3111. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

1,800,000 Common Stock

17,000,000 Pre-Funded Warrants to Purchase Shares of Common Stock

Clear Street

January 20, 2026